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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Segue Software, Inc. on Form S-8 of our report dated April 15, 1999, on our audits of the consolidated financial statements of Segue Software, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                    /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP


Boston, Massachusetts
April 15, 1999